As filed with the Securities and Exchange Commission on July 25, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHROP GRUMMAN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	80-0640649
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2980 Fairview Park Drive Falls Church, VA	22042
(Address of Principal Executive Offices)	(Zip Code)

NORTHROP GRUMMAN 2024 LONG-TERM INCENTIVE STOCK PLAN

(Full Title of the Plan)

Jennifer C. McGarey

Corporate Vice President and Secretary

Northrop Grumman Corporation

2980 Fairview Park Drive

Falls Church, Virginia 22042

(Name and Address of Agent For Service)

(703) 280-2900

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is omitted from this registration statement and included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is omitted from this registration statement and included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

(a) the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on January 25, 2024, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2024 Annual Meeting of Shareholders;

(b) the registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, as filed with the Commission on April 25, 2024, and June 30, 2024, as filed with the Commission on July 25, 2024;

(c) the registrant’s Current Reports on Form 8-K as filed with the Commission on January 31, 2024, February 20, 2024, May 16, 2024 (with respect to Item 5.02 only), and May 16, 2024 (Items 5.02, 5.03, and 5.07); and

(d) the description of the securities contained in the registrant’s registration statement on Form  8-A filed under the Exchange Act, as the description therein has been updated and superseded by the description of the registrant’s capital stock contained in Exhibit 4(ll) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Commission on January 30, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law (“DGCL”) and Northrop Grumman Corporation’s (“Northrop Grumman” or the “Corporation”) Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated Bylaws (“Bylaws”).

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

As permitted by Section 102(b)(7) of the DGCL, Article FIFTEENTH of the Certificate of Incorporation provides that no director or officer of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derives an improper personal benefit, or (v) of an officer in any action by or in right of the Corporation. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Article V of the Bylaws provides that the Corporation will indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer elected by the board of directors (“elected officer”) or employee of the Corporation, or was serving at the request of the board of directors or elected officer of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (any such person, an “indemnitee”), to the fullest extent permitted by the DGCL, as in effect from time to time, or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys’ fees, costs and charges, judgments, fines, ERISA excise taxes or penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by that person in connection therewith. Indemnitees additionally have the right to be advanced their expenses incurred in defending or preparing for such a proceeding in advance of its final disposition, subject to an acceptable undertaking by the indemnitee to repay all amounts so advanced if it is ultimately determined that he or she is not entitled to be indemnified for those expenses. Northrop Grumman is not obligated to make such advances in connection with a proceeding instituted by it against an indemnitee. The Bylaws further state that the indemnification provided therein is not exclusive of any other rights to which the indemnified person may be entitled and that no amendment to or repeal of the Bylaws would abrogate rights with respect to acts or omissions which already occurred.

Northrop Grumman has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing.

Northrop Grumman has also purchased director and officer liability insurance applicable to its directors and officers.

The foregoing represents a summary of the general effect of the DGCL, the Bylaws, the Certificate of Incorporation, director and officer liability insurance coverage and the indemnification agreements for purposes of general description only.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Restated Certificate of Incorporation of Northrop Grumman Corporation dated May 15, 2024 (incorporated by reference to Exhibit 3.1 to Form 8-K filed May 16, 2024, File No. 001-16411)

4.2	Amended and Restated Bylaws of Northrop Grumman Corporation dated May 17, 2023 (incorporated by reference to Exhibit 3.2 to Form 8-K filed May 19, 2023, File No. 001-16411)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

15	Letter from Deloitte & Touche LLP, independent registered public accounting firm

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm

24	Power of attorney (included on the signature pages of this registration statement)

99.1	Northrop Grumman 2024 Long-Term Incentive Stock Plan (incorporated by reference to Exhibit 10.1 to Form 8-K filed May 16, 2024, File No. 001-16411)

107	Filing Fee Table

Item 9. Undertakings.

1. The undersigned registrant hereby undertakes:

(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Commonwealth of Virginia, on this 25th day of July, 2024.

NORTHROP GRUMMAN CORPORATION

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey
Corporate Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Northrop Grumman Corporation hereby severally constitute and appoint Kathryn Simpson and Jennifer C. McGarey, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Northrop Grumman Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kathy J. Warden Kathy J. Warden	Chair, Chief Executive Officer and President (Principal Executive Officer) and Director	July 25, 2024

/s/ David F. Keffer David F. Keffer	Corporate Vice President and Chief Financial Officer (Principal Financial Officer)	July 25, 2024

/s/ Michael A. Hardesty Michael A. Hardesty	Corporate Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 25, 2024

/s/ David P. Abney David P. Abney	Director	July 25, 2024

/s/ Marianne C. Brown Marianne C. Brown	Director	July 25, 2024

/s/ Ann M. Fudge Ann M. Fudge	Director	July 25, 2024

/s/ Madeleine A. Kleiner Madeleine A. Kleiner	Director	July 25, 2024

/s/ Arvind Krishna Arvind Krishna	Director	July 25, 2024

/s/ Graham N. Robinson Graham N. Robinson	Director	July 25, 2024

/s/ Kimberly A. Ross Kimberly A. Ross	Director	July 25, 2024

/s/ Gary Roughead Gary Roughead	Director	July 25, 2024

/s/ Thomas M. Schoewe Thomas M. Schoewe	Director	July 25, 2024

/s/ James S. Turley James S. Turley	Director	July 25, 2024

/s/ Mark A. Welsh III Mark A. Welsh III	Director	July 25, 2024

/s/ Mary A. Winston Mary A. Winston	Director	July 25, 2024